Exhibit H-1


                                   Before the

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No.     , 2004

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In the Matter of:

American Transmission Company LLC
ATC Management Inc.
N19 W23993 Ridgeview Parkway West
Waukesha, Wisconsin  53188

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               American  Transmission Company LLC, a Wisconsin limited liability company, and ATC Management Inc., a Wisconsin corporation, have filed an application seeking a declaratory order under Section 2(a)(8) of the Public Utility Holding Company Act of 1935 for financing authority through June 30, 2007.

               The Application and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2004 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.








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